UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
 Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

NORTHFIELD BANCORP, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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1410 St. Georges Avenue
Avenel, NJ 07001
Name
Address
City, State Zip Code
Dear Fellow Stockholder:
This letter is being resent to provide the proper telephone number to request copies of the Annual Meeting materials. The 2011 Annual Stockholders Meeting for Northfield Bancorp, Inc. will be held at 10:00 A.M., Eastern Standard Time on May 25, 2011 at the Hilton Garden Inn located at 1100 South Avenue, Staten Island, New York 10314. The Annual Meeting is for the purpose of considering and acting upon:
1.	The election of three directors;

2.	Ratification of the appointment of KPMG, LLP as independent registered public accounting firm for the year ending 2011;

3.	An advisory non-binding resolution to approve the executive compensation described in the Proxy Statement;

4.	An advisory non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation; and
Such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.
Stockholders of record at the close of business on April 1, 2011 are entitled to vote at the Meeting.
Your Board of Directors recommends a vote “FOR” proposals 1, 2 & 3 and “3 years” on proposal 4.
How to Vote
You may vote by Internet, by phone, by mail or in person. If you wish to vote by Internet or by phone, you will need your Stockholder Control Number which can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner. Then, either:
•	Call our toll-free number, (866) 825-8974; or

•	Visit our website at https://www.proxyvotenow.com/nfbk and enter the Stockholder Control Number.
If you request a paper copy of the Meeting documents and the proxy card in accordance with the instructions below and wish to vote by mail, simply cast your vote on the proxy card, sign, date and return. You may also vote in person at the Meeting. If you wish to vote in person, you will need personal identification and, unless you are a registered holder of common stock, evidence of your ownership of Northfield Bancorp, Inc. common stock as of the close of business on the record date.
How to Request Copies of the Materials
If you want to receive a paper copy of the Meeting documents, you may request one at any time. There is no charge to you for requesting a copy. Please make your request for these documents by May 15, 2011. To facilitate timely delivery, you will need your Stockholder Control Number which can be found in the lower right hand corner of this letter. Then, either:
•	Call our toll-free number, (800) 951-2405; or

•	Send us an email at fulfillment@rtco.com and enter the Stockholder Control Number in the subject line.
You will have the opportunity to make your request for paper copies apply to all future Stockholder meetings, which you may later revoke at any time.
We ask that you cast your vote promptly. Due to new regulatory changes that will affect your vote on the election of directors, you must vote your proxy for your shares to be represented and voted for the election of directors. Please help save the company additional solicitation costs by voting today. Thank you for your continued support.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2011
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy materials are available at: http://www.enorthfield.com/proxy.